LightPath Technologies, Inc. 8-K

Exhibit 10.1

FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Second Amended and Restated Loan and Security Agreement is entered into as of December 20, 2017 (the “Amendment”), by and between AVIDBANK (“Bank”), and LIGHTPATH TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of December 21, 2016 and as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.

Borrower acknowledges that there is an existing and uncured Event of Default arising from Borrower’s failure to comply with Section 6.8(b) of the Agreement with respect to the aggregate amount maintained in accounts outside of Bank with foreign financial institutions in Latvia exceeding $500,000 (the “Covenant Default”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Agreement after the date hereof, Bank waives the Covenant Default. Bank does not waive Borrower’s obligations under such section after the date hereof and as amended hereby, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

2.

The following definition in Section 1.1 of the Agreement is amended in its entirety to read as follows:

“Revolving Maturity Date” means March 21, 2018.

3.

Clause (c) of the definition of Permitted Indebtedness in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

(c)

Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness (excluding such Indebtedness in favor of Bank) does not exceed $800,000 in the aggregate at any given time;

4.

Section 6.8(b) of the Agreement is amended and restated in its entirety to read as follows:

(b)

Foreign. Borrowers and its Subsidiaries (including Target’s and Parent’s foreign Subsidiaries) may maintain accounts outside of Bank with foreign financial institutions without being subject to any account control agreement as long as the aggregate amount maintained in all such accounts does not exceed $1,000,000 at any time on and after March 31, 2018, provided however that the Chinese Subsidiary may maintain accounts with foreign financial institutions that are not subject to an account control agreement or the dollar limitation set forth in the foregoing clause as long as such accounts (and the balances in such accounts) are consistent with past practices and in the ordinary course of business.

5.

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6.

Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

8.

As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)

this Amendment, duly executed by Borrower;

(b)

payment of a pro-rated facility fee in the amount of $1,251 plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(c)

such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ J. James Gaynor

Name:	J. James Gaynor

Title:	President & Chief Executive Officer

AVIDBANK

By:	/s/ Stephen Chen

Name:	Stephen Chen

Title:	Assistant Vice President